Exhibit 99.1

Company Contact:	Investor Relations Contacts:
Senesco Technologies, Inc.	Lippert/Heilshorn & Associates
Joel Brooks	Kim Sutton Golodetz
Chief Financial Officer	(kgolodetz@lhai.com)
(jbrooks@senesco.com)	Anne Marie Fields
(732) 296-8400	(afields@lhai.com)
212-838-3777

SENESCO TECHNOLOGIES REPORTS FIRST QUARTER
FISCAL 2006 FINANCIAL RESULTS

NEW BRUNSWICK, N.J. (November 15, 2005) – Senesco Technologies, Inc. (“Senesco” or the “Company”) (AMEX: SNT) reported financial results for the three month period ended September 30, 2005.

The net loss for the three months ended September 30, 2005 was $897,122, or $0.06 per share, compared with a net loss of $723,621, or $0.05 per share, in the comparable period in fiscal 2005.  This increase was primarily the result of both higher research and development expenses and general and administrative expenses, which was partially offset by an increase in interest income.

The Company reported revenues of $12,500 during the three month period ended September 30, 2005, compared with $12,498 in the comparable period in fiscal 2005. The recorded revenue consisted of the amortized portion of the initial fee and milestone payment on a development and license agreement.

Total operating expenses for the three month period ended September 30, 2005 were $941,990, compared with $743,987 in the comparable period in fiscal 2005.  This increase was primarily attributable to increases in research and development expenses and general and administrative expenses.  The Company expects operating expenses to increase over the next twelve months as it continues to expand its research and development activities.

Research and development expenses for the three month period ended September 30, 2005 were $419,541, compared with $257,585 in the comparable period in fiscal 2005.  This increase was primarily the result of the expanded research programs in both the agricultural and human health applications of Senesco’s technology, as well as an increase in stock-based compensation.

General and administrative expenses for the three month period ended September 30, 2005 were $522,449, compared with $486,402 in the comparable period in fiscal 2005.  This increase was primarily the result on an increase in stock-based compensation, payroll and benefits and professional fees, which was partially offset by a decrease in investor relations expense.  The Company expects general and administrative expenses to modestly increase over the next 12 months primarily due to an increase in legal and accounting fees related to the increased regulatory environment and an increase in rent due to moving into larger office space in June 2005.

As of September 30, 2005, Senesco had cash, cash equivalents and investments of $3,714,638 and working capital of $3,410,254.

Commenting on the quarter, Bruce Galton, Senesco’s president and chief executive officer said, “We are very excited about the progress we have been making as we advance our technology in human health research.  During the first quarter of fiscal 2006, we reported the results of an in-vitro lung cancer study in mice, conducted at the University of Waterloo, in which our proprietary Factor 5A technology was used to treat mice that had been injected with a type of melanoma that has an affinity for lung tissue.  The mice that received treatment showed an average 41% reduction in tumor weight relative to the untreated mice. Additionally, nearly half of the treated mice had lung weights statistically comparable to control (healthy) mice that did not have any tumors.  We believe that these results are indicative of Factor 5A’s efficacy to inhibit lung tumor formation and/or growth.  Interestingly, we found that VEGF (Vascular Endothelial Growth Factor), a growth factor which can increase vascularization of tumors, was down-regulated in the lung tumors of the treated mice in a dose response manner.  Therefore, by increasing the dose of Factor 5A the level of VEGF was proportionately lowered.”

Subsequent to the end of the first quarter of fiscal 2006, Senesco participated in the Rodman & Renshaw Techvest Healthcare Conference, held November 7 - 9, 2005 at the Palace Hotel in New York.  President & CEO Bruce Galton presented at the conference on November 9, 2005.

About Senesco Technologies, Inc.

Senesco takes its name from the scientific term for the aging of plant cells: senescence.  The Company has developed technology that regulates the onset of cell death.  Delaying cell breakdown in plants extends freshness after harvesting, while increasing crop yields, plant size and resistance to environmental stress for flowers, fruits and vegetables.  The Company believes that its technology can be used to develop superior strains of crops without any modification other than delaying natural plant senescence.  Senesco has begun to explore ways to trigger or delay cell death in mammals (apoptosis) to determine if the technology is applicable in human medicine.  Accelerating apoptosis may have applications to development of cancer treatments.  Delaying apoptosis may have applications to certain diseases such as, glaucoma, ischemia and arthritis, among others.  Senesco has partnered with leading-edge companies engaged in agricultural biotechnology and earns research and development fees for applying its gene-regulating platform technology to enhance its partners’ products.  Senesco is headquartered in New Brunswick, New Jersey, and utilizes research laboratories at the University of Waterloo in Ontario, Canada and the University of Colorado in Denver, Colorado, as well as other institutions.

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and joint ventures; the success of the Company’s license agreements; the acceptance by the market of the Company’s products; success of the Company’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”).  As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC.  The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

(tables to follow)

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended September 30, 2005	For the Three Months Ended September 30, 2004	From Inception on July 1, 1998 through September 30, 2005

Revenue	$12,500	$12,498	$364,167

Operating Expenses:
General and administrative	522,449	486,402	15,624,223
Research and development	419,541	257,585	5,838,122
Total Operating Expenses	941,990	743,987	21,462,345

Loss From Operations	(929,490)	(731,489)	(21,098,178)

Sale of state income tax loss	—	—	586,442
Other noncash income	—	—	321,259
Interest income, net	32,368	7,868	238,397
Net Loss	$(897,122)	$(723,621)	$(19,952,080)

Basic and Diluted Net Loss Per Common Share	$(0.06)	$(0.05)

Basic and Diluted Weighted Average Number of Common Shares Outstanding	15,467,388	13,787,848

Prior year amounts have been adjusted for adoption of FAS 123R on July 1, 2005.

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,
	2005	2005
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$584,283	$291,858
Short-term investments	3,130,355	3,941,627
Prepaid expenses and other current assets	129,884	156,544
Total Current Assets	3,844,522	4,390,029

Long-term investments	—	247,768
Property and equipment, net	25,104	30,038
Intangibles, net	1,591,150	1,438,119
Security deposit	7,187	7,187
TOTAL ASSETS	$5,467,963	$6,113,141

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$139,619	$217,569
Accrued expenses	273,816	180,002
Deferred revenue	20,833	33,333
Total Current Liabilities	434,268	430,904

Grant payable	90,150	90,150
Other liability	10,357	2,336
TOTAL LIABILITIES	534,775	523,390

STOCKHOLDERS’ EQUITY:

Preferred stock, $0.01 par value; authorized 5,000,000 shares, no shares issued	—	—
Common stock, $0.01 par value; authorized 30,000,000 shares, issued and outstanding 15,467,388	154,674	154,674
Capital in excess of par	24,730,594	24,490,035
Deficit accumulated during the development stage	(19,952,080)	(19,054,958)
Total Stockholders’ Equity	4,933,188	5,589,751

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,467,963	$6,113,141

Prior year amounts have been adjusted for adoption of FAS123R on July 1, 2005.